UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2017 (April 3, 2017)

Mariposa Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55239	47-1201309
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

888 Prospect Street
La Jolla, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 263-2700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant

The registrant, Mariposa Health, Inc. ("Mariposa Health"), received a letter dated March 31, 2017 from KBL LLP ("KBL") resigning as its independent registered public accounting firm. The last report issued by KBL on September 22, 2016 as of June 30, 2016 and for the year then ended, contained an unqualified opinion, with the uncertainty with respect to the substantial doubt about Mariposa Health’s ability to continue as a going concern. During the registrant's most recent fiscal year ended June 30, 2016, there have been no disagreements with KBL on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K), if not resolved to the satisfaction of KBL, would have caused KBL to make a reference to the subject matter of such disagreement in connection with its reports, and there occurred no events as defined in Item 304(a)(1)(v) of Regulation S-K.

A copy of the letter from KBL agreeing with the statements made in response to this item is attached hereto and incorporated herein as Exhibit 16.1.

Item 9.01 Financial Statements and Exhibits.

 Exhibits

16.1        Letter from KBL LLP dated April 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 7, 2017	Mariposa Health, Inc.

	By:	/s/ Dr. Phillip Comans
Dr. Phillip Comans
President